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                                                                     Exhibit 4.2

                                    [FORM OF]

THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE. NEITHER SUCH WARRANT NOR SUCH SECURITIES MAY BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT SUCH REGISTRATION, EXCEPT UPON DELIVERY TO THE COMPANY OF SUCH EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL FOR THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

                            Cypress Bioscience, Inc.
                            ------------------------

                            Warrant for the Purchase
                            of Shares of Common Stock

          FOR VALUE RECEIVED, CYPRESS BIOSCIENCE, INC., a Delaware corporation (the "Company"), hereby certifies that [NAME] (the "Holder"), his designee or permitted assigns is entitled to purchase from the Company, at any time or from time to time commencing on [DATE], 2002 and prior to 5:00 P.M., New York City time, on [DATE], 2007 up to [_________________] (_____) fully paid and non-assessable shares of common stock (subject to adjustment), $0.02 par value per share, of the Company, at an exercise price equal to $[___] per share (subject to adjustment as provided herein) and an aggregate purchase price of [_______] dollars ($____). (Hereinafter, (i) said common stock, $0.02 par value per share, of the Company, is referred to as the "Common Stock;" (ii) the shares of the Common Stock purchasable hereunder or under any other Warrant (as hereinafter defined) are referred to as the "Warrant Shares;" (iii) the aggregate purchase price payable for the Warrant Shares purchasable hereunder is referred to as the "Aggregate Warrant Price;" (iv) the price payable for each of the Warrant Shares is referred to as the "Per Share Warrant Price;" (v) this Warrant, all similar Warrants issued on the date hereof and all Warrants hereafter issued in exchange or substitution for this Warrant or such similar Warrants are referred to as the "Warrants;" (vi) the holder of this Warrant is referred to as the "Holder" and the holder of this Warrant and all other Warrants and Warrant Shares are referred to as the "Holders" and Holders of more than 50% of the outstanding Warrants and Warrant Shares are referred to as the "Majority of the Holders") and (vii) the then Current Market Price Per Share of Common Stock (the "Current Market Price") shall be deemed to be the last sale price of the Common Stock on the trading day prior to such date or, in case no such reported sales take place on such day, the average of the last reported bid and asked prices of the Common Stock on such day, in either case on the

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principal national securities exchange on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on any such exchange, the representative closing bid price of the Common Stock as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ"), or other similar organization if NASDAQ is no longer reporting such information, or, if the Common Stock is not reported on NASDAQ, the high per share bid price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or if not so available, the fair market value of the Common Stock as determined in good faith by the Board of Directors. The Aggregate Warrant Price is not subject to adjustment. The Per Share Warrant Price is subject to adjustment as hereinafter provided; in the event of any such adjustment, the number of Warrant Shares deliverable upon exercise of this Warrant shall be adjusted by dividing the Aggregate Warrant Price by the Per Share Warrant Price in effect immediately after such adjustment.

     1.   Exercise of Warrant.
          -------------------

          (a) This Warrant may be exercised, in whole at any time or in part from time to time, commencing on __________, 2002 and prior to 5:00 P.M., New York City time, on ________, 2007 by the Holder by the surrender of this Warrant (with the subscription form at the end hereof duly executed) at the address set forth in Section 9(a) hereof, together with proper payment of the Aggregate Warrant Price, or the proportionate part thereof if this Warrant is exercised in part, with payment for Warrant Shares made by certified or official bank check payable to the order of the Company.

          (b) If this Warrant is exercised in part, this Warrant must be exercised for a number of whole shares of the Common Stock and the Holder is entitled to receive a new Warrant covering the Warrant Shares that have not been exercised and setting forth the proportionate part of the Aggregate Warrant Price applicable to such Warrant Shares. Upon surrender of this Warrant, the Company will (i) issue a certificate or certificates in the name of the Holder for the largest number of whole shares of the Common Stock to which the Holder shall be entitled and, if this Warrant is exercised in whole, in lieu of any fractional share of the Common Stock to which the Holder shall be entitled, pay to the Holder cash in an amount equal to the Current Market Price of such fractional share (determined in such reasonable manner as the Board of Directors of the Company shall determine), and (ii) deliver the other securities and properties receivable upon the exercise of this Warrant, or the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant.

     2.   Reservation of Warrant Shares; Listing. The Company agrees that, prior
          --------------------------------------
to the expiration of this Warrant, the Company shall at all times have authorized and in reserve, and shall keep available, solely for issuance and delivery upon the exercise of this Warrant, the shares of the Common Stock receivable upon the exercise of this Warrant, free and clear of all restrictions on sale or transfer, other than under Federal or state securities laws, and free and clear of all preemptive rights and rights of first refusal.

                                       2.

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     3.   Adjustments. (a) If, at any time or from time to time after the date
          -----------
of this Warrant, the Company shall issue or distribute to the holders of shares of the Common Stock, any debentures, any other securities of the Company or any cash, property or other assets (excluding a subdivision, combination or reclassification, or dividend or distribution payable in shares of Common Stock, referred to in Section 3(b), and also excluding cash dividends or cash distributions paid out of net profits legally available therefor in the full amount thereof (any such non-excluded event being herein called a "Special Dividend")), the Per Share Warrant Price shall be adjusted by multiplying the Per Share Warrant Price then in effect by a fraction, the numerator of which shall be the then Current Market Price in effect on the record date of such issuance or distribution less the fair market value (as determined in good faith by the Company's Board of Directors) of the debentures, cash, securities or property, or other assets issued or distributed in such Special Dividend applicable to one share of Common Stock and the denominator of which shall be the then Current Market Price in effect on the record date of such issuance or distribution. An adjustment made pursuant to this Subsection 3(a) shall become effective immediately after the record date of any such Special Dividend.

          (b) In case the Company shall hereafter (i) pay a dividend or make a distribution to any holder of its capital stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of its Common Stock any shares of capital stock of the Company, the Per Share Warrant Price shall be adjusted to be equal to a fraction, the numerator of which shall be the Aggregate Warrant Price and the denominator of which shall be the number of shares of Common Stock or other capital stock of the Company that the Holder would have owned immediately following such action had such Warrant been exercised immediately prior thereto. An adjustment made pursuant to this Subsection 3(b) shall become effective immediately after the record date in the case of a dividend or distribution, and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

          (c) In case of any capital reorganization or reclassification, or any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another entity of the property of the Company as an entirety or substantially as a entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), the Holder of this Warrant shall have the right thereafter to receive on the exercise of this Warrant the kind and amount of securities, cash or other property which the Holder would have owned or have been entitled to receive immediately after such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance had this Warrant been exercised immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 3

                                       3.

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with respect to the rights and interests thereafter of the Holder of this
Warrant to the end that the provisions set forth in this Section 3 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. The above provisions of this
Section 3(c) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, statutory exchanges, sales or conveyances. The Company shall require the issuer of any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant to be responsible for all of the agreements and obligations of the Company hereunder. Notice of any such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and of said provisions so proposed to be made, shall be mailed to the Holders of the Warrants not less than ten (10) days prior to such event. A sale of all or substantially all of the assets of the Company for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

          (d) No adjustment in the Per Share Warrant Price shall be required unless such adjustment would require an increase or decrease of at least $0.05 per share of Common Stock; provided, however, that any adjustments which by
                           --------  -------
reason of this Subsection 3(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided, further,
                                                             --------  -------
however, that adjustments shall be required and made in accordance with the
-------
provisions of this Section 3 (other than this Subsection 3(d)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the Holder of this Warrant or the Warrant Shares, if the Company is provided with ten (10) days prior written notice of such requirement by the Holder. All calculations under this Section 3 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be. Anything in this
Section 3 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Per Share Warrant Price, in addition to those required by this Section 3, as it in its discretion shall deem to be advisable in order that any stock dividend, subdivision of shares or distribution of rights to purchase stock or securities convertible or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

          (e) Whenever the Per Share Warrant Price is adjusted as provided in this Section 3 and upon any modification of the rights of a Holder of Warrants in accordance with this Section 3, the Company shall promptly prepare a brief statement of the facts requiring such adjustment or modification and the manner of computing the same and cause copies of such certificate to be mailed to the Holders of the Warrants. The Company may, but shall not be obligated to unless requested by a Majority of the Holders, obtain, at its expense, a certificate of a firm of independent public accountants of recognized standing selected by the Board of Directors (who may be the regular auditors of the Company) setting forth the Per Share Warrant Price and the number of Warrant Shares in effect after such adjustment or the effect of such modification, a brief statement of the facts requiring such adjustment or modification and the manner of computing the same and cause copies of such certificate to be mailed to the Holders of the Warrants.

                                       4.

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          (f)  If the Board of Directors of the Company shall declare any dividend or other distribution with respect to the Common Stock other than a cash distribution out of earned surplus, the Company shall mail notice thereof to the Holders of the Warrants not less than ten (10) days prior to the record date fixed for determining stockholders entitled to participate in such dividend or other distribution.

          (g) If, as a result of an adjustment made pursuant to this Section 3, the Holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a written notice to the Holder of any Warrant promptly after such adjustment) shall determine the allocation of the adjusted Per Share Warrant Price between or among shares or such classes of capital stock or shares of Common Stock and other capital stock.

          (h) In case any event shall occur as to which the other provisions of this Section 3 are not strictly applicable but as to which the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles hereof then, in each such case, the Board of Directors of the Company shall in good faith determine the adjustment, if any, on a basis consistent with the essential intent and principles established herein, necessary to preserve the purchase rights represented by the Warrants. Upon such determination, the Company will promptly mail a copy thereof to the Holder of this Warrant and shall make the adjustments described therein.

     4.   Fully Paid Stock; Taxes. The shares of the Common Stock represented by
          -----------------------
each and every certificate for Warrant Shares delivered upon the exercise of this Warrant shall at the time of such delivery, be duly authorized, validly issued and outstanding, fully paid and non-assessable, and not subject to preemptive rights or rights of first refusal, and the Company will take all such actions as may be necessary to assure that the par value, if any, per share of the Common Stock is at all times equal to or less than the then Per Share Warrant Price. The Company shall pay all documentary, stamp or similar taxes and other similar governmental charges that may be imposed with respect to the issuance or delivery of any Common Shares upon exercise of the Warrants (other than income taxes); provided, however, that if the Common Shares are to be delivered in a name other than the name of the Holder, no such delivery shall be made unless the person requesting the same has paid to the Company the amount of transfer taxes or charges incident thereto, if any.

     5.   Investment Intent; Limited Transferability. (a) The Holder represents
          ------------------------------------------
by accepting this Warrant that it understands that this Warrant and the Warrant Shares have not been registered for sale under Federal or state securities laws and are being offered and sold to the Holder pursuant to one or more exemptions from the registration requirements of such securities laws. The Holder understands that it must bear the economic risk of its investment in this Warrant and the Warrant Shares for an indefinite period of time, as this Warrant and the Warrant Shares have not been registered under

                                       5.

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Federal or state securities laws and therefore cannot be sold unless subsequently registered under such laws, unless an exemption from such registration is available.

          (b) The Holder, by acceptance of this Warrant, represents to the Company that he is acquiring this Warrant and will acquire the Warrant Shares for his own account for investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act of 1933. The Holder agrees that this Warrant and the Warrant Shares will not be sold or otherwise transferred unless (i) a registration statement with respect to such transfer is effective under the Act and any applicable state securities laws or (ii) pursuant to any exemption from registration and prospectus delivery requirements under the Act and under any applicable state securities laws or "Blue Sky" laws.

          (c) In addition to the requirements set forth in Section 5(b) above, this Warrant may not be sold, transferred, assigned or hypothecated. The Company may treat the registered Holder of this Warrant as he or it appears on the Company's books at any time as the Holder for all purposes. All Warrants issued upon the transfer or assignment of this Warrant will be dated the same date as this Warrant, and all rights of the holder thereof shall be identical to those of the Holder.

     6.   Loss, etc., of Warrant. Upon receipt of evidence satisfactory to the
          ----------------------
Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

     7.   Warrant Holder Not Stockholder. This Warrant does not confer upon the
          ------------------------------
Holder any right to vote on or consent to or receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, nor any other rights or liabilities as a stockholder, prior to the exercise hereof; this Warrant does, however, require certain notices to Holders as set forth herein.

     8.   Redemption. If at any time (a) the Company's Common Stock is then
          ----------
publicly traded and (b) the closing price for any 20 consecutive trading days is at least 200% of the Per Share Warrant Price (the "Warrant Redemption Triggering Period"), the Company shall be entitled to redeem the Warrants, or any of them, at a per Warrant Share redemption price of $0.02. In the event the Company elects to redeem this Warrant, the Company shall provide the Holder with notice of such redemption within 30 days of the last day of the Warrant Redemption Triggering Period (the Redemption Notice"). The Redemption Notice shall be sent to the Holder in accordance with the terms set forth in Section 9 and shall set forth the date on which the redemption shall occur, such date to be no more than 30 days from the date of the Redemption Notice (the "Redemption Date"). In addition upon the date of the Redemption Notice, the Holder of the Warrant shall no longer be entitled to sell or transfer such Warrant. Upon the Redemption Date, all Warrants noticed for redemption that have not theretofore been exercised by the Holder shall, upon payment of the aggregate redemption price therefore,

                                       6.

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cease to represent the right to purchase any shares of Common Stock and shall be deemed cancelled without any further act or deed on the part of the Company. The Holder undertakes to return the certificate representing any redeemed Warrants to the Company upon their redemption any to indemnify the Company with respect to any losses, claims, damages or liabilities arising from the Holder's failure to return such certificate.

     9.   Communication. All notices required or permitted hereunder shall be in
          -------------
writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day; (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery to the following addresses:

          (a) the Company at Cypress Bioscience, Inc., 4350 Executive Drive, Suite 325, San Diego, California 92121, Attn: Chief Executive Officer or such other address as the Company has designated in writing to the Holder, or

          (b) the Holder [ADDRESS], Attn: [NAME] or other such address as the Holder has designated in writing to the Company.

     10.  Headings. The headings of this Warrant have been inserted as a matter
          --------
of convenience and shall not affect the construction hereof.

     11.  Applicable Law. This Warrant shall be governed by and construed in
          --------------
accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

     12.  Amendment, Waiver, etc. Except as expressly provided herein, neither
          ----------------------
this Warrant nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that any provisions hereof may be amended, waived, discharged or terminated upon the written consent of the Company and the Majority of the Holders.

                                       7.

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          IN WITNESS WHEREOF, the Company has caused this Warrant to be executed this ____ day of ______, 2002.


                                                CYPRESS BIOSCIENCE, INC.



                                                By:____________________________
                                                Name:
                                                Title:

                                       8.

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                                  SUBSCRIPTION
                                  ------------

          The undersigned, ___________________, pursuant to the provisions of the foregoing Warrant, hereby agrees to subscribe for and purchase ____________________ shares of the Common Stock, par value $.02 per share, of Cypress Bioscience, Inc. covered by said Warrant, and makes payment therefor in full at the price per share provided by said Warrant.


Dated:_______________                       Signature:_____________________

                                            Address:_______________________


                                   ASSIGNMENT
                                   ----------

          FOR VALUE RECEIVED _______________ hereby sells, assigns and transfers unto ____________________ the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint _____________________, attorney, to transfer said Warrant on the books of Cypress Bioscience, Inc.


Dated:_______________                       Signature:_____________________

                                            Address:_______________________

                                       9.

                               PARTIAL ASSIGNMENT
                               ------------------

          FOR VALUE RECEIVED _______________ hereby assigns and transfers unto ____________________ the right to purchase _______ shares of the Common Stock, par value $.02 per share, of Cypress Bioscience, Inc. covered by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced thereby, and does irrevocably constitute and appoint ____________________, attorney, to transfer that part of said Warrant on the books of Cypress Bioscience, Inc.


Dated:_______________                       Signature:_____________________

                                            Address:_______________________

                                       10.